Exhibit 99.1

NEWS BULLETIN

RE: CLAIRE’S STORES, INC.

2400 WEST CENTRAL ROAD, HOFFMAN ESTATES, ILLINOIS 60192

CLAIRE’S STORES, INC. REPORTS FISCAL 2011

FOURTH QUARTER AND FULL YEAR RESULTS

CHICAGO, March 21, 2012. Claire’s Stores, Inc. (the “Company”) is one of the world’s leading specialty retailers of fashionable accessories and jewelry at affordable prices for young women, teens, tweens, and girls ages 3 to 27. The Company today reported its financial results for the fiscal 2011 fourth quarter and fiscal year, which ended January 28, 2012.

Fourth Quarter Results

The Company reported net sales of $434.9 million for the fiscal 2011 fourth quarter, an increase of $13.0 million, or 3.1% compared to the fiscal 2010 fourth quarter. The increase was attributable to new store sales and an increase in same store sales, partially offset by closed stores, decreases in shipments to franchisees and foreign currency translation effect of our foreign locations’ sales. Net sales would have increased 3.3% excluding the impact from foreign currency rate changes.

Consolidated same store sales increased 0.9% in the fiscal 2011 fourth quarter consisting of a 3.4% increase in North America and a 3.6% decrease in Europe. Our first quarter consolidated quarter-to-date same store sales performance is currently in the low negative single digits. We compute same store sales on a local currency basis, which eliminates any impact from changes in foreign exchange rates.

Gross profit percentage was 52.7% during both the fiscal 2011 and fiscal 2010 fourth quarters. Although gross profit percentage was unchanged, there was a 20 basis point increase in occupancy costs, offset by a 20 basis point increase in merchandise margin.

Selling, general and administrative expenses decreased $7.0 million, or 5.3%, compared to the fiscal 2010 fourth quarter. As a percentage of net sales, selling, general and administrative expenses decreased 260 basis points compared to the prior year. Selling, general and administrative expenses would have decreased $6.5 million excluding the effect of foreign currency exchange rate changes. The majority of this decrease was for a reduction in stock compensation expense associated with forfeitures of stock options.

Adjusted EBITDA in the fiscal 2011 fourth quarter was $102.7 million compared to $97.0 million in the fiscal 2010 fourth quarter. The Company defines Adjusted EBITDA as earnings before provision for income taxes, gain on early debt extinguishment, interest income and expense, impairment, depreciation and amortization, excluding the impact of transaction-related costs incurred in connection with its May 2007 acquisition and other non-recurring or non-cash expenses, and normalizing occupancy costs for certain rent-related adjustments. Net income for the 2011 fourth quarter was $39.5 million. A reconciliation of net income to Adjusted EBITDA is attached.

At January 28, 2012, cash and cash equivalents were $174.4 million, including restricted cash of $4.4 million and the Company’s Revolving Credit Facility remained undrawn. In March 2012, we repaid $489.8 million of term loan indebtedness with proceeds from the issuance of $500.0 million Senior Secured First Lien Notes.

In addition, during the fiscal 2011 fourth quarter, the Company paid $6.7 million to retire $8.7 million of Senior Toggle Notes and repay its $54.7 million Euro denominated loan. The fiscal 2011 fourth quarter cash balance increase of $18.5 million consisted of positive impacts of $102.7 million of Adjusted EBITDA and $51.3 million from seasonal working capital sources, partially offset by reductions for $50.1 million of cash interest, $61.4 million of note repurchases and repayment of the Euro loan, $22.0 million of capital expenditures and $2.0 million of tax payments and other cash items.

Fiscal 2011 Results

Net sales in fiscal 2011 were $1,495.9 million, an increase of $69.5 million, or 4.9%, compared to 2010. Consolidated same store sales increased 0.1% in fiscal 2011. In North America, same store sales increased 2.8% in fiscal 2011 while Europe same store sales decreased 4.4%. Net sales would have increased 2.7% excluding the impact from foreign currency rate changes.

Adjusted EBITDA in fiscal 2011 was $274.7 million, compared to $263.9 million in fiscal 2010. Net income for fiscal 2011 was $11.6 million. A reconciliation of net income to Adjusted EBITDA is attached. In addition, during fiscal 2011, the company paid $78.3 million to retire $69.6 million of Senior Toggle Notes and $15.7 million of Senior Fixed Rate Notes.

Store Count as of:	January 28, 2012	October 29, 2011	January 29, 2011

North America	1,953	1,959	1,972
Europe	1,118	1,088	1,009

Subtotal Company-Owned	3,071	3,047	2,981

Franchise and License	381	381	395

Total	3,452	3,428	3,376

Conference Call Information

The Company will host its fourth quarter conference call on March 22, 2012 at 10:00 am. (EDT). The call-in number is 210-839-8081 and the password is “Claires.” A replay will be available through April 6, 2012. The replay number is 402-530-7636 and the password is 6283. The conference call is also being webcast and archived until April 20, 2012 on the Company’s corporate website at http://www.clairestores.com, where it can be accessed by clicking on the “Events” link located under “Financial Information” for a replay or download as an MP3 file.

Company Overview

Claire’s Stores, Inc. is one of the world’s leading specialty retailers of fashionable accessories and jewelry at affordable prices for young women, teens, tweens and girls ages 3 to 27. The Company operates through its two store concepts: Claire’s® Globally and Icing® in North America. As of January 28, 2012, Claire’s Stores, Inc. operated 3,071 stores in North America and Europe. The Company also franchised or licensed 381 stores in Japan, the Middle East, Turkey, Russia, Greece, Guatemala, Malta, Ukraine, Mexico and India. More information regarding Claire’s Stores is available on the Company’s corporate website at http://www.clairestores.com.

Forward-looking Statements

This press release contains “forward-looking statements” which represent the Company’s expectations or beliefs with respect to future events. Statements that are not historical are considered forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated. Those factors include, without limitation: changes in consumer preferences and consumer spending; competition; our level of indebtedness; general economic conditions; general political and social conditions such as war, political unrest and terrorism; natural disasters or severe weather events; currency fluctuations and exchange rate adjustments; uncertainties generally associated with the specialty retailing business, such as decreases in mall traffic due to high gasoline prices or other general economic conditions; disruptions in our supply of inventory; inability to increase same store sales; inability to renew, replace or enter into new store leases on favorable terms; increase in our cost of merchandise; significant increases in our merchandise markdowns; inability to grow our store base in Europe or expand our international franchising operations; inability to design and implement new information systems or disruptions in adapting our information systems to allow for e-commerce sales; delays in anticipated store openings or renovations; uncertainty that definitive financial results may differ from preliminary financial results due to, among other things, final U.S. GAAP adjustments; results from any future asset impairment analysis; changes in applicable laws, rules and regulations, including changes in federal, state or local regulations governing the sale of our merchandise, particularly regulations relating to the content in our merchandise, general employment laws, including laws relating to overtime pay and employee benefits, health care laws, tax laws and import laws; product recalls; loss of key members of management; increases in the cost of labor; labor disputes; unwillingness of vendors and service providers to supply goods or services pursuant to historical customary credit arrangements; increases in the cost of borrowings; unavailability of additional debt or equity capital; and the impact of our substantial indebtedness on our operating income and our ability to grow. These and other applicable risks, cautionary statements and factors that could cause actual results to differ from the Company’s forward-looking statements are included in the Company’s filings with the SEC, specifically as described in the Company’s Annual Report on Form 10-K for the fiscal year ended January 29, 2011 filed with the SEC on April 21, 2011. The Company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances. The historical results contained in this press release are not necessarily indicative of the future performance of the Company.

Additional Information

Note: Other Claire’s Stores, Inc. press releases, a corporate profile and the most recent Form 10-K and Form 10-Q reports are available on Claire’s business website at: http://www.clairestores.com.

Contact Information

J. Per Brodin, Executive Vice President and Chief Financial Officer

Phone: (954) 433-3900, Fax: (954) 442-3999 or E-mail, investor.relations@claires.com

CLAIRE’S STORES, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS

OF OPERATIONS

(In thousands)

FOURTH FISCAL QUARTER

	Three Months	Three Months
	Ended	Ended
	January 28, 2012	January 29, 2011
Net sales	$434,907	$421,912
Cost of sales, occupancy and buying expenses	205,529	199,567

Gross profit	229,378	222,345

Other expenses:
Selling, general and administrative	124,051	131,046
Depreciation and amortization	18,218	16,870
Impairment of assets	—	12,262
Severance and transaction-related costs	5,979	306
Other (income) expense, net	(3,544)	120

	144,704	160,604

Operating income	84,674	61,741
Gain on early debt extinguishment	1,937	—
Interest expense, net	42,362	37,238

Income before income tax expense	44,249	24,503
Income tax expense	4,775	3,182

Net income	$39,474	$21,321

YEAR TO DATE

	Twelve Months	Twelve Months
	Ended	Ended
	January 28, 2012	January 29, 2011
Net sales	$1,495,900	$1,426,397
Cost of sales, occupancy and buying expenses	724,775	685,111

Gross profit	771,125	741,286

Other expenses:
Selling, general and administrative	504,360	493,081
Depreciation and amortization	68,753	65,198
Impairment of assets	—	12,262
Severance and transaction-related costs	6,928	741
Other (income) expense, net	(1,254)	5,542

	578,787	576,824

Operating income	192,338	164,462
Gain on early debt extinguishment	6,405	13,388
Impairment of equity investment	—	6,030
Interest expense, net	176,475	157,706

Income before income tax expense	22,268	14,114
Income tax expense	10,636	9,791

Net income	$11,632	$4,323

CLAIRE’S STORES, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	January 28, 2012	January 29, 2011
	(In thousands, except share and per share amounts)
ASSETS
Current assets:
Cash and cash equivalents and restricted cash of $4,350 and $23,864, respectively	$174,374	$279,766
Inventories	142,104	136,148
Prepaid expenses	20,010	21,449
Other current assets	25,423	24,658

Total current assets	361,911	462,021

Property and equipment:
Furniture, fixtures and equipment	207,620	186,514
Leasehold improvements	281,774	248,030

	489,394	434,544
Less accumulated depreciation and amortization	(281,874)	(233,511)

	207,520	201,033

Leased property under capital lease:
Land and building	18,055	18,055
Less accumulated depreciation and amortization	(1,805)	(903)

	16,250	17,152

Goodwill	1,550,056	1,550,056
Intangible assets, net of accumulated amortization of $49,270 and $38,747, respectively	549,768	557,466
Deferred financing costs, net of accumulated amortization of $55,818 and $41,659, respectively	33,025	36,434
Other assets	44,495	42,287

	2,177,344	2,186,243

Total assets	$2,763,025	$2,866,449

LIABILITIES AND STOCKHOLDER’S DEFICIT
Current liabilities:
Short-term debt and current portion of long-term debt	$—	$76,154
Trade accounts payable	60,704	54,355
Income taxes payable	10,228	11,744
Accrued interest payable	31,859	16,783
Accrued expenses and other current liabilities	104,525	107,115

Total current liabilities	207,316	266,151

Long-term debt	2,386,382	2,236,842
Revolving credit facility	—	194,000
Obligation under capital lease	17,290	17,290
Deferred tax liability	120,452	121,776
Deferred rent expense	28,861	26,637
Unfavorable lease obligations and other long-term liabilities	25,020	30,268

	2,578,005	2,626,813

Commitments and contingencies
Stockholder’s deficit:
Common stock par value $0.001 per share; authorized 1,000 shares;issued and outstanding 100 shares	—	—
Additional paid-in capital	619,453	621,099
Accumulated other comprehensive income (loss), net of tax	(4,351)	1,416
Accumulated deficit	(637,398)	(649,030)

	(22,296)	(26,515)

Total liabilities and stockholder’s deficit	$2,763,025	$2,866,449

Net Income Reconciliation to EBITDA and Adjusted EBITDA

EBITDA represents net income before provision for income taxes, gain on early debt extinguishment, interest income and expense, impairment and depreciation and amortization. Adjusted EBITDA represents EBITDA further adjusted to exclude non-cash and unusual items. Management uses Adjusted EBITDA as an important tool to assess our operating performance. Management considers Adjusted EBITDA to be a useful measure in highlighting trends in our business and in analyzing the profitability of similar enterprises. Management believes that Adjusted EBITDA is effective, when used in conjunction with net income, in evaluating asset performance, and differentiating efficient operators in the industry. Furthermore, management believes that Adjusted EBITDA provides useful information to potential investors and analysts because it provides insight into management’s evaluation of our results of operations. Our calculation of Adjusted EBITDA may not be consistent with “EBITDA” for the purpose of the covenants in the agreements governing our indebtedness.

EBITDA and Adjusted EBITDA are not measures of financial performance under U.S. GAAP, are not intended to represent cash flow from operations under U.S. GAAP and should not be used as an alternative to net income as an indicator of operating performance or to cash flow from operating, investing or financing activities as a measure of liquidity. Management compensates for the limitations of using EBITDA and Adjusted EBITDA by using it only to supplement our U.S. GAAP results to provide a more complete understanding of the factors and trends affecting our business. Each of EBITDA and Adjusted EBITDA has its limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of our results as reported under U.S. GAAP.

Some of the limitations of EBITDA and Adjusted EBITDA are:

•	EBITDA and Adjusted EBITDA do not reflect our cash used for capital expenditures;

•

Although depreciation and amortization are non-cash charges, the assets being depreciated or amortized often will have to be replaced and EBITDA and Adjusted EBITDA do not reflect the cash requirements for such replacements;

•	EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital requirements;

•	EBITDA and Adjusted EBITDA do not reflect the cash necessary to make payments of interest or principal on our indebtedness; and

•	EBITDA and Adjusted EBITDA do not reflect non-recurring expenses which qualify as extraordinary items such as one-time write-offs to inventory and reserve accruals.

While EBITDA and Adjusted EBITDA are frequently used as a measure of operations and the ability to meet indebtedness service requirements, they are not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation.

While management believes that these measures provide useful information to investors, the SEC may require that EBITDA and Adjusted EBITDA be presented differently or not at all in future filings we will make with the SEC.

CLAIRE’S STORES, INC. AND SUBSIDIARIES

ADJUSTED EBITDA

(UNAUDITED)

(In Thousands)

	Three Months Ended January 28, 2012	Three Months Ended January 29, 2011	Twelve Months Ended January 28, 2012	Twelve Months Ended January 29, 2011
Net income (a)	$39,474	$21,321	$11,632	$4,323
Income tax expense	4,775	3,182	10,636	9,791
Gain on early debt extinguishment	(1,937)	—	(6,405)	(13,388)
Interest expense	42,465	37,266	176,856	157,850
Interest income	(103)	(28)	(381)	(144)
Impairment	—	12,262	—	18,292
Depreciation and amortization	18,218	16,870	68,753	65,198

Reported EBITDA	102,892	90,873	261,091	241,922
– stock compensation, book to cash rent, intangible amortization (b)	(3,242)	3,149	1,875	9,865
– management fee, consulting, joint venture investment (c)	750	673	3,000	6,442
– other (d)	2,291	2,265	8,766	5,661

Adjusted EBITDA	$102,691	$96,960	$274,732	$263,890

a)	Fiscal 2011 includes a $3.4 million and $2.0 million gain for the three and twelve months ended January 28, 2012, respectively, to remeasure the Euro loan at the period end foreign exchange rate

b)	Includes: non-cash stock compensation expense, net non-cash rent expense, amortization of rent free periods, the inclusion of cash landlord allowances, and the net accretion of favorable (unfavorable) lease obligations and non-cash amortization of lease rights.

c)	Includes: the management fee paid to Apollo Management and Morgan Joseph Tri-Artisan Capital Partners, non-recurring consulting expenses and non-cash equity loss from our former 50:50 joint venture (effective September 2, 2010, the Company had no ownership in this joint venture).

d)	Includes: non-cash losses on property and equipment primarily associated with the sale of our North American distribution center/office building, remodels, relocations and closures; costs, including third party charges and compensation, incurred in conjunction with the relocation of new employees; non-cash foreign exchange gains/losses resulting from intercompany transactions and remeasurements of U.S. dollar denominated cash accounts and foreign currency denominated debt of our foreign entities into their functional currency; and severance and transaction related costs. A majority of the fiscal 2011 adjustments is foreign exchange related.